UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

VERSAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6850 Versar Center Springfield, Virginia	22151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 750-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Versar Inc. (the “Company”) held its 2010 annual meeting of stockholders on November 17, 2010 in Springfield, Virginia. 7,980,290 shares of the Company’s common stock, or 84.06 % of our outstanding shares of common stock, were represented in person or by proxy at the Annual Meeting. The results of the matter voted on at the Annual meeting were as follows:
(1) The Election of Directors
Seven nominees to serve as directors of the Company were elected as indicated below:

	For	Withheld	Broker Non-Vote
Robert L. Durfee	3,143,247	1,001,230	3,835,813
James L. Gallagher	3,944,042	200,435	3,835,813
Amoretta M. Hoeber	3,944,472	200,005	3,835,813
Paul J. Hoeper	3,943,925	200,552	3,835,813
Amir A. Metry	3,145,165	999,312	3,835,813
Anthony L. Otten	3,946,469	198,008	3,835,813
Ruth I. Dreessen	3,930,160	214,317	3,835,813
(2) The 2010 Stock Incentive Plan was approved as indicated below:

For	Against	Abstain	Broker Non-Vote
2,230,768	1,815,178	98,531	3,835,813
(3) The appointment of Grant Thornton LLP as independent accountants for fiscal year 2011 was ratified as indicated below:

For	Against	Abstain
7,601,305	75,782	303,203

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 19, 2010	VERSAR, INC.
	By:	/s/ James C. Dobbs
James C. Dobbs
Senior Vice President and General Counsel